UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2019

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arragements of Certain Officers.

(d) Election of Directors

On April 15, 2019, the Board of Directors of John Bean Technologies Corporation (the “Company”) increased the size of the Board to 9 members and elected Barbara L. Brasier as a Class III director and Emmanuel Lagarrigue as a Class I director effective April 15, 2019.
Barbara L. Brasier, 60, retired in April 2018 as Senior Vice President and Chief Financial Officer of Herc Holdings Inc., an equipment rental company, after leading the spinoff from Hertz Global Holdings, Inc. beginning in 2015. Prior to her role at Herc, she served as Senior Vice President, Tax and Treasury for Mondelez International, Inc. from 2012 to 2015, a $30 billion food company spun out from Kraft Foods Inc. Ms. Brasier has 35 years of experience in finance with a career that spanned diverse roles across public accounting, paper and packaging, industrial equipment, and food manufacturing industries.
Ms. Brasier was appointed to serve as a member of the Audit Committee and the Nominating and Governance Committee of the Board of Directors of the Company effective April 15, 2019.
The Company is not aware of any transactions or series of transactions between Ms. Brasier or any members of Ms. Brasier’s immediate family and the Company in which Ms. Brasier or her immediate family have, or will have, a direct or indirect material interest since the beginning of the last fiscal year.
Emmanuel Lagarrigue, 49, has served since January 2016 as Executive Vice President and Chief Strategy Officer for Schneider Electric SE, an integrated efficiency solution provider combining energy, automation and software. Mr. Lagarrigue has served in a variety of roles over a 24 year career at Schneider Electric, with increasing levels of responsibility. Mr. Lagarrigue began his career with Schneider in Barcelona in a variety of sales and marketing roles for Schneider’s Spanish business. In 2004, he moved to a development role and served as country president for Argentina, Uruguay, and Paraguay. In 2007, he moved back to Europe in a business development role and in 2009 became region president of Central Western Europe. From 2010 to 2012, he served as Senior Vice President, Corporate Strategy based in Hong Kong and Paris and from 2013 to 2015, he served as President of Schneider’s U.S. business operations.
Mr. Lagarrigue was appointed to serve as a member of the Compensation Committee and the Nominating and Governance Committee of the Board of Directors of the Company effective April 15, 2019.
The Company is not aware of any transactions or series of transactions between Mr. Lagarrigue or any members of Mr. Lagarrigue’s immediate family and the Company in which Mr. Lagarrigue or his immediate family have, or will have, a direct or indirect material interest since the beginning of the last fiscal year.
On April 17, 2019, the Company issued a press release announcing the appointment of these two directors.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued April 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: April 17, 2019	By:	/s/ Jessi L. Corcoran
	Name	Jessi L. Corcoran
	Title	Assistant Corporate Controller and Chief Accounting Officer, and duly authorized officer